Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-145455, 333-115930, and 333-40806) on Form S-8 of Beasley Broadcast Group, Inc. of our report dated February 24, 2012, with respect to the consolidated financial statements and schedule appearing in this Annual Report on Form 10-K of Beasley Broadcast Group, Inc. for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

February 24, 2012